Exhibit 4.3

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 22, 2014, among Quality Investment Properties Irving, LLC, a Delaware limited liability company, Quality Technology Services Jersey City, LLC, a Delaware limited liability company, Quality Technology Services, N.J., LLC, a Delaware limited liability company, QTS Investment Properties Princeton, LLC, a Delaware limited liability company, QTS Investment Properties Chicago, LLC, a Delaware limited liability company, Quality Investment Properties Gateway, LLC, a Delaware limited liability company, Quality Technology Services Lenexa, LLC, a Delaware limited liability company, Quality Investment Properties Lenexa, LLC, a Delaware limited liability company, Quality Investment Properties Richmond, LLC, a Delaware limited liability company, QAE Acquisition Company, LLC, a Georgia limited liability company, Quality Technology Services Irving II, LLC, a Delaware limited liability company, Quality Technology Services, N.J. II, LLC, a Delaware limited liability company, Quality Technology Services Princeton II, LLC, a Delaware limited liability company, Quality Technology Services Chicago II, LLC, a Delaware limited liability company, Quality Technology Services, LLC, a Delaware limited liability company, QTS Critical Facilities Management, LLC, a Delaware limited liability company, Quality Technology Services Lenexa II, LLC, a Delaware limited liability company, Quality Technology Services Richmond II, LLC, a Delaware limited liability company, Quality Investment Properties Irving II, LLC, a Delaware limited liability company, Quality Technology Services, Northeast, LLC, a Delaware limited liability company, Quality Technology Services Holding, LLC, a Delaware limited liability company (collectively, the “Guaranteeing Subsidiaries,” and each, a “Guaranteeing Subsidiary”), each a subsidiary of QualityTech, LP (or its permitted successor), a Delaware limited partnership (the “Operating Partnership”), the Co-Issuer, the REIT, the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Operating Partnership has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 23, 2014 providing for the issuance of 5.875% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Operating Partnership’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. Notices. All notices or other communications to the Guaranteeing Subsidiaries shall be given as provided in Section 12.07 of the Indenture.

4. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the REIT, any Issuer or any of the Guarantors in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, general partner (including the REIT), limited partner, stockholder, member, officer, director, employee or controlling person in their capacity as such of the REIT, any Issuer, the Guarantors or of any successor Person thereof. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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5. Ratification of Indenture; Supplemental Indenture part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Operating Partnership.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

QUALITYTECH, LP, as Issuer

By: QTS Realty Trust, Inc., as the sole General Partner

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QTS FINANCE CORPORATION, as Issuer

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QTS REALTY TRUST, INC.

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

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THE FOLLOWING PARTY AS TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar and Paying Agent

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Assistant Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

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THE FOLLOWING PARTIES AS GUARANTEEING SUBSIDIARIES:

QUALITY INVESTMENT PROPERTIES IRVING, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES JERSEY CITY, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES, N.J., LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QTS INVESTMENT PROPERTIES PRINCETON, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QTS INVESTMENT PROPERTIES CHICAGO, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY INVESTMENT PROPERTIES GATEWAY, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES LENEXA, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY INVESTMENT PROPERTIES LENEXA, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

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QUALITY INVESTMENT PROPERTIES RICHMOND, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QAE ACQUISITION COMPANY, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES IRVING II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES, N.J. II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES PRINCETON II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES CHICAGO II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QTS CRITICAL FACILITIES MANAGEMENT, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES LENEXA II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

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QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY INVESTMENT PROPERTIES IRVING II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES, NORTHEAST, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES HOLDING, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

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THE FOLLOWING PARTIES AS SUBSIDIARY GUARANTORS:

QUALITY INVESTMENT PROPERTIES METRO, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES METRO II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY INVESTMENT PROPERTIES, SUWANEE, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES, SUWANEE II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QLD INVESTMENT PROPERTIES WICHITA TECHNOLOGY GROUP, L.L.C.

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES WICHITA II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY INVESTMENT PROPERTIES SACRAMENTO, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

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QUALITY TECHNOLOGY SERVICES SACRAMENTO II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY INVESTMENT PROPERTIES SANTA CLARA, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES SANTA CLARA II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY INVESTMENT PROPERTIES MIAMI, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

QUALITY TECHNOLOGY SERVICES MIAMI II, LLC

By:	/s/ William H. Schafer
Name: William H. Schafer
Title: Chief Financial Officer

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